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                                             September 22, 1998


Via EDGAR

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

     Re:  Monongahela Power Company
          Registration Statement No. 333-31493

Dear Sirs:

     On behalf of Monongahela Power Company (the "Company"), enclosed herewith for filing pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended (the "Act"), is one copy of the Pricing Supplement, dated September 21, 1998, supplementing the Basic Prospectus dated July 31, 1997 and the Prospectus Supplement dated November 14, 1997, relating to the offering by the Company of $5,000,000 of unsecured Medium Term Notes. The copy of the Pricing Supplement has been marked in accordance with Rule 424(e) under the Act.

          Any questions with respect to this filing may be addressed to the undersigned at (724) 838-6770.

                                        Very truly yours,

                                        /s/ Carol G. Russ

                                        Carol G. Russ

cc:  Catherine A.Fisher
       (Securities and Exchange Commission)

     Thomas K. Henderson
       (Allegheny Energy, Inc.)

     Edward F. Petrosky
     Peter Carbone
     (Brown & Wood)

     Robert E. Buckholz
     Adam Kupitz
       (Sullivan & Cromwell)